UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

Digipath, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-54239	27-3601979
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

(702) 527-2060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 20, 2023, Digipath, Inc. (the “Company”), and Digipath Labs, Inc. (“Digipath Labs”), a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with DPL NV LLC, a Nevada limited liability company (“Buyer”), pursuant to which Digipath Labs agreed to sell substantially all of its assets to Buyer for a cash purchase price of $2,300,000 (the “Purchase Price”). The Purchase Price was subject to adjustments at closing based on, among other things, the amount by which the working capital of Digipath Labs at the closing was greater or less than $150,000. The closing of the transaction was subject to the approval of the Nevada Cannabis Compliance Board (the “CCB”) which was obtained on January 18, 2024.

The transaction closed on February 20, 2024 at which time Digipath Labs’ accounts receivable, inventory, certain specified contracts, intellectual property, fixed assets, furniture, fixtures and equipment, lease, prepaid expenses, books and records, goodwill, permits, claims, open sales orders, insurance and warranty proceeds and certain personnel files were transferred to Buyer. Pursuant to the Purchase Agreement, the Buyer deposited $230,000 into an escrow account upon the execution of the Purchase Agreement, and such amount will continue to be held in escrow for a 12-month period following closing to satisfy any indemnification claims Buyer may have against Digipath Labs. The Company received $2,240,004.50 in cash at closing including $72,022.67 from a working capital surplus which is subject to further adjustment post-closing as well as $97,981.83 of available cash in the business. The parties have agreed to resolve any disputes over the closing working capital and to pay any working capital closing adjustments to each other within 65 days of the closing date.

There is no material relationship, other than in respect of the transaction, between Digipath and Digipath Labs, or any director or officer of either or any associate of any such director or officer, on the one hand, and Buyer on the other hand.

The description of the Purchase Agreement is qualified in its entirety by reference to the actual terms thereof contained in the Purchase Agreement, which has been filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2023, and such terms are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Asset Purchase Agreement among Digipath Labs, Inc., Digipath, Inc. and DPL NV LLC, dated as of April 20, 2023 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2023).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digipath, Inc.

Date: February 22, 2024

By:	/s/ A. Stone Douglass
A. Stone Douglass
Chief Financial Officer